UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2007 (December 7, 2007)

Voyant International Corporation
(Exact name of registrant as specified in charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Ave., 2nd Floor, Palo Alto, CA 94301
(Address of principal executive offices)

(800) 710-6637
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 below is hereby incorporated by reference into this Item 3.02.

The shares of Series B Preferred issued to the Officers pursuant to the Limited Release were offered and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Limited Release

On December 7, 2007, the Company entered into limited release agreements (the “Limited Release”) with 6 of its officers (the “Officer” or “Officers”) pursuant to which each Officer has released the Company of certain debt owed to such Officer in consideration for the issuance of Series B Convertible Preferred Stock shares to the Officer.  The Series B Convertible Preferred Stock is described in more detail below.

The Officers, the nature of the debt, the amount of debt released, and the number of Series B Preferred shares that were issued is set in forth the table below:

OFFICER	NATURE OF DEBT	DEBT AMOUNT	SERIES B PREFERRED
Dana Waldman, Chief Executive Officer and Director	Wages, fees and bonus	$359,188	359,188
Mark Laisure, Executive Chairman	Wages and fees	$215,176	215,176
Scott Fairbairn, Chief Technology Officer and Director	Wages and fees	$300,000	300,000
David R. Wells, Chief Financial Officer	Wages and fees	$42,307	42,307
Herschel Stiles, Chief Development Officer	Wages and fees	$33,666	33,666
Steffen Koehler, Chief Marketing Officer	Wages and fees	$54,437	54,437

Pursuant to the Limited Release, the Company also granted certain “piggy-back” registration rights to the Officers until such time as the Officers may sell the Series B Preferred converted into shares of Common Stock Rule 144 without restriction.

The foregoing description of the Limited Release is qualified in its entirety by reference to the Limited Release which is attached to this Current Report as Exhibit 10.1.

Certificate of Designation of Series B Convertible Preferred Stock

The Certificate of Designation of Series B Convertible Preferred Stock of Voyant International Corporation (the “Series B Certificate”) designates one million five hundred thousand (1,500,000) of the authorized shares of Preferred Stock of the Company as Series B Convertible Preferred Stock (the “Series  B Preferred”) subject to the following rights and preferences:

Voting Rights

The shares of Series B Preferred do not have any voting rights except as required by applicable law and require the vote or written consent of the holders of at least a majority interest of the outstanding Series B Preferred for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation (including the Series B Certificate) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred.

Conversion Rights

The holders of the Series B Preferred have certain conversion rights into shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”).  Upon written notice to the Company of election of conversion or upon the death of a holder or Series B Preferred, each share of Series B Preferred shall automatically convert into such number of shares of Common Stock with an aggregate conversion price (the “Conversion Price”) equal to $1.00.  The Conversion Price of the Common Stock shall be the lesser of (i) the Calculated Conversion Price (as defined below) as of the date of the conversion or (ii) $0.15.  The Calculated Conversion Price means, as of any date, the product of (i) the volume weighted average price of the Common Stock for the ninety (90) calendar days preceding such date multiplied by (ii) 0.98 raised to a power equal to the number of calendar quarters or portion thereof that since November 26, 2007.

Redemption Rights

Upon the (i) merger of the Company into another entity in which the Company shall not be the surviving entity, (ii) sale of all or substantially all of the assets of the Company or (iii) sale of greater than 50% of the capital stock of the Company, a holder of Series B Preferred may redeem all or part of the Series B Preferred held by such holder for cash at a price per share equal to $1.00 per share.

The foregoing description of the Series B Certificate is qualified in its entirety by reference to the Series B Certificate which is attached to this Current Report as Exhibit 4.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit

4.1

Certificate of Designation of Series B Preferred Convertible Stock

10.1

Form of Limited Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYANT INTERNATIONAL CORPORATION

Dated: December 13, 2007	By:	/s/ Dana R. Waldman
Dana R. Waldman
Chief Executive Officer